UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016

Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Lane., Suite 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 1, 2016, the Company and its subsidiaries (the “Co-Borrowers”) entered into Amendment Number 3 (the “Amendment”) to the Amended and Restated Credit Agreement dated as of July 8, 2015 (the “Credit Agreement”) with Societe Generale, Compass Bank, Cooperatieve Rabobank U.A., New York Branch, Bank Hapoalim and Brown Brothers Harriman & Co. (the “Lenders”). The Amendment increases the elected working capital commitment of the Co-Borrowers from $60,000,000 to $82,500,000 in accordance with the Co-Borrowers’ right to increase such election under the existing terms of the Credit Facility. The Amendment also provides for Brown Brothers Harriman & Co. and Bank Hapoalim to become new lenders under the Credit Facility and re-allocates working capital commitments and revolving commitments among the existing lenders and the new lenders. The Amendment also revises and adds certain representations of the Co-Borrowers concerning compliance with anti-corruption laws and sanctions, provides for mutual waivers of consequential damages and provides the Lenders with certain protections upon the occurrence of a Bail-in Action of any Lender that is an EEA Financial Institution.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 2, 2016, Spark Energy, Inc. (the “Company”) appointed Robert Lane as the Chief Financial Officer of the Company. Mr. Lane is currently serving as the Company’s Vice President of Finance and Investor Relations. Georganne Hodges, the current Chief Financial Officer, will no longer serve as Chief Financial Officer effective June 2, 2016. Ms. Hodges will remain an employee of the Company through July 15, 2016.

Mr. Lane, 44, previously worked as the Chief Financial Officer of Emerge Energy Services GP, LLC, the general partner of Emerge Energy Services LP, from November 2012 through June 2015. From December 2011 through November 2012, Mr. Lane was a Managing Director at Global Hunter Securities LLC, where he was responsible for the origination and execution of capital markets and M&A transactions in the midstream industry. Mr. Lane previously served in various roles, most recently as Managing Director, of Sanders Morris Harris Inc. and its affiliates from November 2004 to December 2011, where he led equity research and then investment banking coverage of midstream energy companies, particularly master limited partnerships. Mr. Lane is a Certified Public Accountant and a Chartered Financial Analyst. Mr. Lane received his MBA from the University of Pennsylvania’s Wharton School and his Bachelor of Arts degree from Princeton University. He also received a Certificate in the Accountancy Program from the B.T. Bauer School of Business at the University of Houston.

There are no understandings or arrangements between Mr. Lane and any other person pursuant to which Mr. Lane was selected to serve as Chief Financial Officer, other than the employment relationship described above. There are no existing relationships between Mr. Lane and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

On June 2, 2016, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Lane, as the Company’s Chief Financial Officer. Mr. Lane’s Employment Agreement provides for an annual base salary of $270,000.00. The Employment Agreement has an initial term ending December 31, 2016 and renews for subsequent twelve month periods, subject to termination by either party. The Employment Agreement provides additional compensation and benefits for Mr. Lane, as follows:

•
Participation in annual long-term incentive and short term incentive bonus plans, as may be established by the Company in its discretion and as administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”), including participation in the Company’s existing 2014 long term incentive plan (the “Long Term Incentive Plan”); and

•	Participation in employee benefit plans available to senior executives and employees generally;

•	Severance benefits as discussed below; and

•
Indemnity for all acts and omissions occurring during Mr. Lane’s employment with the Company, and an obligation on the part of the Company to purchase director and officer liability insurance providing coverage to Mr. Lane.

In conjunction with the Employment Agreement, Mr. Lane has been issued 15,000 restricted stock units, which vest in four equal annual installments beginning on May 18, 2017.

Generally either the Company or Mr. Lane can terminate the Employment Agreement for convenience, with cause in the case of the Company, and with good reason in the case of Mr. Lane. The Employment Agreement provides that, in the event Mr. Lane is terminated by the Company other than for “cause” or Mr. Lane’s employment terminates due to either the Company’s election not to renew the term of the Employment Agreement or Mr. Lane’s resignation for “good reason,” Mr. Lane will, subject to execution of a release of claims, be entitled to receive the following payments and benefits:

•	12 months’ base salary, payable in twelve substantially equal installments;

•
A pro rata annual bonus for the year of termination, calculated based upon actual performance of the Company and relative achievement of key performance targets by Mr. Lane through such date and payable in twelve substantially equal installments;

•	Full vesting of any outstanding awards held by Mr. Lane under the Company’s Long Term Incentive Plan.

“Cause” under the Employment Agreement is generally defined to include (a) a material uncured breach by Mr. Lane of the Employment Agreement or any other obligation owed to the Company, (b) commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (c) any conviction, indictment or plea of nolo contendere with respect to any felony or any crime involving moral turpitude, (d) willful failure to perform obligations pursuant to the Employment Agreement or failure or refusal to follow the lawful instructions of the Company’s board of directors and (e) any conduct which is materially injurious to the Company.

“Good Reason” under the Employment Agreement is generally defined to include (a) a material diminution in base salary, (b) a material diminution in title, duties, authority or responsibilities, (c) relocation by more than fifty miles or (d) material and uncured breach of the Employment Agreement by the Company.

Upon a change of control (as defined in the Long Term Incentive Plan), outstanding awards under the Long Term Incentive Plan do not automatically vest unless, as a result of the change of control or thereafter, there is a termination of the Employment Agreement by the Company without cause or by Mr. Lane for good reason. Upon a change of control, Mr. Lane retains all outstanding awards under the Long Term Incentive Plan subject to existing vesting schedules; provided that such awards may be modified by the Compensation Committee to reflect the change in capital structure resulting from the change in control.

The Employment Agreement also provides for noncompetition and nonsolicitation covenants which are in effect during the period of Mr. Lane’s employment and for a period of 12 months thereafter. Both the Company and Mr. Lane have covenants of non-disparagement of the other.

The Employment Agreement also provides for a minimum stock ownership level to be achieved by April 1, 2020, which is set at stock valued at two times base salary for Mr. Lane. The foregoing description does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On June 2, 2016, the Company entered into an Employment Separation Agreement (the “Separation Agreement”) with Ms. Hodges in connection with her departure, which provides for various severance benefits and continuing covenants between the Company and Ms. Hodges. The Separation Agreement provides for: (1) the benefits provided for in Section 2(e) of Ms. Hodges’s employment agreement, including a severance payment equal to twelve months of base salary plus a prorated portion of the target annual bonus based upon relative achievement, and accelerated vesting of 32,316 unvested restricted stock units plus any dividend equivalent units accruing prior to the date of termination; (2) a release by Ms. Hodges of any claims against the Company and its agents and affiliates; and (3) confirmation of existing confidentiality and restrictive covenants as set forth in Ms. Hodges’s employment agreement.

The foregoing description does not purport to be complete and is qualified in its entirety to the full text of the Separation Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Indemnification Agreement

On June 2, 2016, the Company entered into an Indemnification Agreement with Mr. Lane, the Company’s new Chief Financial Officer. This agreement requires the Company to indemnify this individual to the fullest extent permitted under Delaware law against liabilities that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description
†10.1	Amended and Restated Employment Agreement, by and between Spark Energy, Inc. and Robert Lane, dated June 2, 2016.
†10.2	Employment Separation Agreement, by and between Spark Energy, Inc. and Georganne Hodges, dated June 2, 2016.
†10.3	Indemnification Agreement, by and between Spark Energy, Inc. and Robert Lane, dated June 2, 2016.

† Compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2016	SPARK ENERGY, INC.

	By:	/s/ Gil Melman
	Name:	Gil Melman
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
†10.1	Amended and Restated Employment Agreement, by and between Spark Energy, Inc. and Robert Lane, dated June 2, 2016.
†10.2	Employment Separation Agreement, by and between Spark Energy, Inc. and Georganne Hodges, dated June 2, 2016.
†10.3	Indemnification Agreement, by and between Spark Energy, Inc. and Robert Lane, dated June 2, 2016.

† Compensatory plan or arrangement.